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                                                                       Exhibit 3

             Amendment No. 1 to the Securities Purchase Agreement
             ----------------------------------------------------

This Amendment No. 1 to the Securities Purchase Agreement (this "Amendment No. 1") is made and entered into as of October 12, 2000, by and among DA Consulting Group, Inc., a Texas corporation (the "Company"), and Purse Holding Limited, a British Virgin Islands limited company (the "Investor"). The Company and the Investor are referred to collectively herein as the "Parties."

                                  WITNESSETH:
                                  -----------

          WHEREAS, the Parties previously entered into a Securities Purchase Agreement dated as of August 2, 2000 (the "Agreement");

          WHEREAS, the Parties have determined that with regard to representations and warranties made by the Company in Section 4.3 of the Agreement, the outstanding stock options for shares of the capital stock of the Company were inadvertently not listed in the Disclosure Schedule attached to the Agreement as Exhibit E;
             ---------

          WHEREAS, the Parties wish to amend and restate certain provisions of the Agreement that appeared incorrectly in the Agreement; and

          WHEREAS, it is now the intention of the Parties to amend the Agreement as set forth below;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

          1.    The Disclosure Schedules attached to the Agreement as Exhibit E
                                                                      ---------
are hereby amended to include Schedule 4.3, attached hereto and listing
                              ------------
outstanding options for shares of capital stock of the Company, as part of the Agreement.

          2. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

          3. In the case of any inconsistency or conflict between the provisions of this Amendment No. 1 and the provisions of the Agreement, the provisions of this Amendment No. 1 shall govern.

          4. Except as expressly provided for in this Amendment No. 1, all terms, conditions and obligations contained in the Agreement are hereby confirmed and shall remain unchanged and in full force and effect.

          5. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that state.


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          IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No.
1 to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                    DA CONSULTING GROUP, INC.


                                    By:  /s/ John E. Mitchell
                                         -------------------------
                                         John E. Mitchell
                                         President and
                                         Chief Executive Officer


                                    PURSE HOLDING LIMITED


                                    By:  /s/ B.K. Prasad
                                         ------------------------
                                         Name: B.K. Prasad
                                         Title: Authorized Signatory


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